EXHIBIT 12.1
FIRSTAR CORPORATION
RATIO OF EARNINGS TO FIXED CHARGES
(THOUSANDS OF DOLLARS)

                                 Quarter                       Years Ended December 31
                                 Ended        ---------------------------------------------------------------------
                                 3/31/99        1998           1997           1996           1995            1994
                              ----------     ----------     ----------     ----------     ----------     ----------
EXCLUDING INTEREST
 ON DEPOSITS
Earnings
  Net income before taxes     $  252,858     $  638,099     $  769,934     $  624,100     $  575,014     $  539,314
  Interest on debt                73,053        316,751        270,526        235,381        256,628        155,469
  Portion of rents
    representative
    of interest factor             4,817         19,268         20,226         18,024         16,988         17,666
                              ----------     ----------     ----------     ----------     ----------     ----------
    Total                        330,728        974,118      1,060,686        877,505        848,630        712,449
Fixed charges
  Interest on debt            $   73,053     $  316,751     $  270,526        235,381     $  256,628        155,469
  Portion of rents
    representative
    of interest factor             4,817         19,268         20,226         18,024         16,988         17,666
                              ----------     ----------     ----------     ----------     ----------     ----------
    Total                         77,870        336,019        290,752        253,405        273,616        173,135
Ratio of earnings to
  fixed charges                   4.25 x         2.90 x         3.65x         3.46 x         3.10 x         4.11 x

INCLUDING INTEREST ON
  DEPOSITS
Earnings
  Net income before taxes     $  252,858     $  638,099     $  769,934     $  624,100     $  575,014     $  539,314
  Interest on debt                73,053        316,751        270,526        235,381        256,628        155,469
  Interest on deposits           210,579        911,958        804,406        788,023        770,473        553,654
  Portion of rents
    representative
    of interest factor             4,817         19,268         20,226         18,024         16,988         17,666
                              ----------     ----------     ----------     ----------     ----------     ----------
    Total                        541,307      1,886,076      1,865,092      1,665,528      1,619,103      1,266,103
Fixed charges
  Interest on debt            $   73,053     $  316,751     $  270,526        235,381     $  256,628        155,469
  Interest on deposits           210,579        911,958        804,406        788,023        770,473        553,654
  Portion of rents
    representative
    of interest factor             4,817         19,268         20,226         18,024         16,988         17,666
                              ----------     ----------     ----------     ----------     ----------     ----------
    Total                        288,449      1,247,977      1,095,158      1,041,428      1,044,089        726,789
Ratio of earnings to
  fixed charges                   1.88 x         1.51 x         1.70 x         1.60 x         1.55 x         1.74 x

FIRSTAR CORPORATION
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS (THOUSANDS OF DOLLARS)

                                 Quarter                       Years Ended December 31
                                 Ended        ---------------------------------------------------------------------
                                 3/31/99        1998           1997           1996           1995            1994
                              ----------     ----------     ----------     ----------     ----------     ----------
EXCLUDING INTEREST
 ON DEPOSITS
Earnings
  Net income before taxes     $  252,858     $  638,099     $  769,934     $  624,100     $  575,014     $  539,314
  Interest on debt                73,053        316,751        270,526        235,381        256,628        155,469
  Preferred dividend                   0             83            483            872          1,521          2,223
  Portion of rents
    representative
    of interest factor             4,817         19,268         20,226         18,024         16,988         17,666
                              ----------     ----------     ----------     ----------     ----------     ----------
    Total                        330,728        974,201      1,061,169        878,377        850,151        714,672
Fixed charges
  Interest on debt            $   73,053     $  316,751     $  270,526        235,381     $  256,628        155,469
  Preferred dividend                   0             83            483            872          1,521          2,223
  Portion of rents
    representative
    of interest factor             4,817         19,268         20,226         18,024         16,988         17,666
                              ----------     ----------     ----------     ----------     ----------     ----------
    Total                         77,870        336,102        291,235        254,277        275,137        175,358
Ratio of earnings to
  combined fixed charges and
  preferred stock dividends       4.25 x         2.90 x         3.64 x         3.45 x         3.09 x         4.08 x

INCLUDING INTEREST ON
  DEPOSITS
Earnings
  Net income before taxes     $  252,858     $  638,099     $  769,934     $  624,100     $  575,014     $  539,314
  Interest on debt                73,053        316,751        270,526        235,381        256,628        155,469
  Interest on deposits           210,579        911,958        804,406        788,023        770,473        553,654
  Preferred dividend                   0             83            483            872          1,521          2,223
  Portion of rents
    representative
    of interest factor             4,817         19,268         20,226         18,024         16,988         17,666
                              ----------     ----------     ----------     ----------     ----------     ----------
    Total                        541,307      1,886,159      1,865,575      1,666,400      1,620,624      1,268,326
Fixed charges
  Interest on debt            $   73,053     $  316,751     $  270,526        235,381     $  256,628        155,469
  Interest on deposits           210,579        911,958        804,406        788,023        770,473        553,654
  Preferred dividend                   0             83            483            872          1,521          2,223
  Portion of rents
    representative
    of interest factor             4,817         19,268         20,226         18,024         16,988         17,666
                              ----------     ----------     ----------     ----------     ----------     ----------
    Total                        288,449      1,248,060      1,095,641      1,042,300      1,045,610        729,012
Ratio of earnings to
  combined fixed charges and
  preferred stock dividends       1.88 x         1.51 x         1.70 x         1.60 x         1.55 x         1.74 x